Exhibit 10.6

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of April 5, 2004, by and between Global Payment Technologies, Inc., a Delaware corporation, with executive offices at 425B Oser Avenue, Hauppauge, New York, 11788 (the "Company"), and Thomas Oliveri, residing at 19 Arcadia Drive, Dix Hills, NY 11746 (the "Executive").

                                   WITNESSETH

         WHEREAS, Executive is the President and Chief Executive Officer of the Company;

         WHEREAS, Executive is presently employed by the Company pursuant to that certain Employment Agreement between the parties dated July 1, 2001 (the "Old Employment Agreement"); and

         WHEREAS, the Company and Executive desire to terminate the Old Employment Agreement and enter into a new agreement based on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   TERMINATION OF OLD EMPLOYMENT AGREEMENT

         The Company and Executive agree that the Old Employment Agreement shall be terminated concurrently with the execution of this Agreement and shall be of no further force or effect. Each of the parties hereto waives and releases all rights he or it may have under the Old Employment Agreement as of the date hereof.

2.   EMPLOYMENT

         2.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive as the President and Chief Executive Officer of the Company with responsibility for the performance of such duties, consistent with such positions and the By-Laws of the Company, as may be from time to time be assigned to him by the Board of Directors of the Company (the "Board of Directors"). In such capacity, the Executive shall be the highest ranking officer of the Company and shall have the duties and responsibilities normally inherent in such capacity in public corporations of similar size and character. Executive hereby accepts such employment.

         2.2 The term of this Agreement shall commence on the effective date of this Agreement, and shall continue until the second anniversary of such date (the "Initial Term"), unless earlier terminated as hereinafter provided. This Agreement shall automatically renew for consecutive periods of one year (each, an "Additional Term"), unless either party gives written notice of non-renewal to the other party hereto 180 days prior to the termination of the Initial Term or any Additional Term as the case may be. The period of Executive's employment hereunder shall hereinafter be referred to as the "Employment Term."

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                                                                    Exhibit 10.6

         2.3 Throughout the Employment Term, Executive shall devote his best efforts and all of his business time, attention and skills to the business and affairs of the Company.

3.   SALARY

         Effective on the commencement of the Employment Term, Executive shall receive a Base Salary ("Base Salary") at the rate of $200,000 per year, less applicable withholdings and deductions, payable in accordance with the Company's regular payroll practices for senior executives of the Company. Such Base Salary shall increase to the rate of $225,000 per year, less applicable withholdings and deductions, upon the earlier to occur of: (i) generation by the Company of pre-tax monthly profits of at least $100,000 (the "Required Profits") for a period of three (3) consecutive months (the "Measuring Period"); or (ii) the one year anniversary of the execution of this Agreement. For purposes of this
Section 3, whether the Company has generated the Required Profits for the Measuring Period shall be determined by the Audit Committee of the Board of
Directors (the "Audit Committee") in accordance with generally accepted accounting principles ("GAAP") consistently applied to the Company's financial statements for the fiscal year ended September 30, 2003 unless a change in such principles is recommended by the Company's independent certified public accountants as being required under GAAP, upon written application by Executive. The Audit Committee shall render its determination within a reasonable time following Executive's written application. If the Audit Committee determines that the Company has generated the Required Profits during the Measuring Period, Executive's Base Salary shall increase as contemplated in this Section 3 effective the first day of the first month following the conclusion of the Measuring Period.

4.   ANNUAL BONUS

         During each year of the Employment Term, Executive shall be eligible to receive a discretionary bonus (the "Discretionary Bonus"). Whether such Discretionary Bonus shall be granted to the Executive, and, if granted, the timing, amount and manner of payment of such Discretionary Bonus shall be determined at the sole and absolute discretion of the Company's Board of Directors or the Compensation Committee thereof.

5.   INCENTIVE STOCK OPTION PLAN

         During the Employment Term, Executive shall be eligible, in a manner equal to that of the Company's other senior executives, to receive grants of stock options to purchase shares of the Company's common stock. All of such options shall be granted under one or more of the stock option plans of the Company (the "Plan"). All of such options shall be subject to the terms and conditions specified in the Plan and in any agreements entered into by the Company and Executive with respect thereto.

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                                                                    Exhibit 10.6

6.   TERMINATION UNDER CERTAIN CONDITIONS

         Except as otherwise provided in Section 8 hereof, in the event that Executive's employment is terminated by the Company other than for "Cause" (as hereinafter defined) or Executive terminates his employment for "Good Reason" (as hereinafter defined) prior to the end of the Employment Term, Executive shall be entitled to receive in lieu of any and all other payments, a severance payment in an aggregate amount equal to (1) Executive's yearly Base Salary in effect on the date of his termination multiplied by 1.5 (i.e. for each $1.00 of Base Salary Executive would receive $1.50) plus (2) an amount equal to the Discretionary Bonus, if any, projected by the Board of Directors for the fiscal year in which termination occurs (subject to the terms and conditions of Section
4), and, in the case of the Discretionary Bonus only, pro rated by a fraction, the numerator of which shall be the actual number of days elapsed in the current fiscal year and denominator of which shall be 365. If the Company notifies the Executive of its intention not to renew this Agreement as provided in Section
2.2 and if Executive is still employed by the Company at the end of the Employment Term, then Executive shall be entitled to receive in lieu of any and all other payments, a severance payment in an aggregate amount equal to (1) Executive's yearly Base Salary in effect on the date of his termination plus (2) an amount equal to the Discretionary Bonus, if any, projected by the Board of Directors for the fiscal year in which termination occurs (subject to the terms and conditions of Section 4), and, in the case of the Discretionary Bonus only, pro rated by a fraction, the numerator of which shall be the actual number of days elapsed in the current fiscal year and denominator of which shall be 365. Any payment provided to Executive under the terms of this Section 6 is referred to herein as a "Severance Payment". The Severance Payment shall be payable to Executive in equal installments in accordance with the Company's normal payroll practices as if Executive were still employed by the Company over a period of eighteen (18) months if termination is by the Company other than for Cause or by the Executive for Good Reason or twelve (12) months otherwise. In addition to the Severance Payment, Executive shall be entitled to receive all benefits set forth in Section 7.1 on terms and conditions no less favorable to the Executive than those in effect immediately prior to the Executive's termination during the period that the Severance Payment is payable to him.

7.   CERTAIN EMPLOYEE BENEFITS

         7.1 During the Employment Term, Executive shall be entitled to participate, to the extent Executive is eligible under the terms and conditions thereof, in any benefit plans which the Company may from time to time provide to its senior executives during the Employment Term. Unless otherwise specifically set forth herein, the Company shall be under no obligation to institute or thereafter continue the existence of any such benefit plan.

         7.2 The Company currently has directors and officers liability insurance. The Company covenants that Executive shall be covered under such policy through the Employment Term, and thereafter with respect to matters occurring during the Employment Term.

         7.3 The Company will reimburse Executive for any premium Executive pays for life insurance on Executive's life, obtained by Executive, that benefits Executive's beneficiaries up to a maximum reimbursement by the Company of $1,500.00 per year.

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                                                                    Exhibit 10.6

         7.4 Executive shall be entitled to four weeks of vacation per year, in accordance with existing policies of the Company.

8.   CHANGE OF CONTROL

         8.1 For the purpose of this Agreement, a "Change of Control" shall mean:

              (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (i) the then outstanding shares of common stock of the Company, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition by the Company or any "affiliate" of the Company, within the meaning of 17 C.F.R. & 230.405 (an "Affiliate"), (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (y) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
     (c) of this Section 8.1, and (z) any acquisition by any entity in which Executive has a direct or indirect equity interest; or

              (b) Individuals who, as of the effective date hereof, constitute the Board of Directors (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

              (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or

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                                                                    Exhibit 10.6

     indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or though one or more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, immediately prior to such Business Combination, and (ii) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Company, any Affiliate of the Company, the corporation resulting from such Business Combination or any Affiliate of such corporation) beneficially owns, directly or indirectly, 20% or more (on a fully diluted basis) of the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of this Agreement or of the action of the Board of Directors providing for such Business Combination; or

              (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         8.2 The Company or its successor or purchaser shall notify Executive in writing no later than 10 days prior to a Change of Control whether it desires Executive to remain employed for a maximum of six months following the Change of Control (the "Transition Period"). If Executive is notified that it is not desired that he remain employed following the Change of Control, or if no such notice is given or the notice references a transition period of more than six months, Executive shall have the right to voluntarily terminate his employment during the 60-day period following the Change of Control and, subject to Section
8.4 below, such termination shall be deemed to have occurred for Good Reason for purposes of this Agreement.

         8.3 If Executive is properly notified that the Company or its successor or purchaser desires Executive to remain employed for a Transition Period, and if Executive remains employed for the Transition Period, then Executive shall have the right to voluntarily terminate his employment during the 60-day period following the end of the Transition Period and, subject to Section 8.4 below, such termination shall be deemed to have occurred for Good Reason for purposes of this Agreement. Any termination of Executive's employment by Executive prior to the end of the Transition Period shall not be considered termination for Good Reason.

         8.4 If, within one year following a Change of Control, Executive's employment is terminated by the Company other than for Cause, or Executive terminates his employment for Good Reason (including for this purpose under circumstances described in Section 8.2 and 8.3), (i) if the price per share of

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                                                                    Exhibit 10.6

the Company's common stock paid to the Company's stockholders by the acquirer of the Company is $4.00 or greater, Executive shall, in lieu of any amounts payable to Executive under Section 6, receive an aggregate payment equal to (a) Executive's yearly Base Salary in effect on the date of his termination multiplied by 1.5 (i.e. for each $1.00 of Base Salary Executive would receive $1.50), plus (b) an amount equal to the Discretionary Bonus paid to Executive for the fiscal year immediately preceding the fiscal year in which termination occurs, and, in the case of the Discretionary Bonus only, pro rated by a fraction, the numerator of which shall be the actual number of days elapsed in the current fiscal year and the denominator of which shall be 365 (the amount calculated under (b) shall be referred to herein as the "Termination Bonus"), the aggregate of such payments to be made to Executive in a lump sum no later than five days following his termination; (ii) if the price per share of the Company's common stock paid to the Company's stockholders by the acquirer of the Company is greater than $2.99 but less than $4.00, Executive shall, in lieu of any amounts payable to Executive under Section 6, receive an aggregate payment equal to (a) Executive's yearly Base Salary in effect on the date of his termination multiplied by 1.25 (i.e. for each $1.00 of Base Salary Executive would receive $1.25) plus (b) the Termination Bonus, the aggregate of such payments to be made to Executive in a lump sum no later than five days following his termination; (iii) if the price per share of the Company's common stock paid to the Company's stockholders by the acquirer of the Company is $2.99 or less, Executive shall, in lieu of any amounts payable to Executive under Section 6, receive an aggregate payment equal to (a) Executive's yearly Base Salary in effect on the date of his termination, plus (b) the Termination Bonus, the aggregate of such payments to be made to Executive in a lump sum no later than five days following his termination; and (iv) in the event that a Change of Control occurs other than by a Person purchasing the shares of the Company's common stock from the Company's stockholders, Executive shall, in lieu of any amounts payable to Executive under Section 6, receive an aggregate payment equal to (a) Executive's yearly Base Salary in effect on the date of his termination multiplied by 1.5 (i.e. for each $1.00 of Base Salary Executive would receive $1.50) plus (b) the Termination Bonus, the aggregate of such payments to be made to Executive in a lump sum no later than five days following his termination. Upon a Change of Control, all of Executive's options shall vest in full and be immediately exercisable and Executive's 401(k) shall vest in full. In addition to the payments provided in this Section 8.4, Executive shall be entitled to receive all benefits set forth in Section 7.1 for twelve, fifteen or eighteen months following such termination, on terms and conditions no less favorable to the Executive than those in effect immediately prior to the Executive's termination, the duration of such benefits to be eighteen months if his Base Salary (as above provided) is multiplied by 1.5, fifteen months if his Base Salary (as above provided) is multiplied by 1.25 or twelve months otherwise.

9.   TERMINATION FOR GOOD REASON

         9.1 Executive may terminate his employment hereunder for Good Reason at any time during the Employment Term, in which event Executive shall resign from all of his positions with the Company. For purposes of this Agreement, "Good Reason" shall mean the Executive's good faith determination that any of the following has occurred (without Executive's express prior written consent).

              (i)  The   assignment  to  Executive  by  the  Company  of  duties
     inconsistent  with  those  of  a  President  and  Chief  Executive  Officer

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                                                                    Exhibit 10.6

     (including status, titles, offices and lines of reporting), except in connection with the termination of Executive's employment for Cause (in accordance with Section 10 hereof), disability (as defined in Section 10.2(c) below), or as a result of Executive's death or termination by Executive other than for Good Reason;

              (ii) The taking of any action by the Company which would deprive Executive of any material fringe benefit enjoyed by Executive at any time during the Employment Term as set forth in Section 6; or

              (iii) Any material breach by the Company of any provision of this Agreement.

10.  DISCHARGE FOR CAUSE

         10.1 The Company shall have the right to terminate the employment of Executive during the Employment Term. If the Company terminates the employment of Executive other than for Cause, the provisions of Section 6 and, if applicable, Section 8 shall apply. If the Company terminates the employment of Executive for Cause, its obligation under this Agreement to make any further payments to Executive shall thereupon cease and terminate except for any obligations accrued but which remain unpaid.

         10.2 As used herein, the term "Cause" shall be limited to (a) action by Executive involving willful malfeasance or gross negligence having an adverse effect on the Company, or (b) failure to act by Executive involving material malfeasance or gross negligence having an adverse effect on the Company provided that any action or failure to act by Executive shall not constitute "Cause" if, in good faith, Executive believed such action or failure to act to be in or not opposed to the best interests of the Company, or if Executive shall be entitled, under applicable law or the Certificate of Incorporation or By-Laws of the Company, to be indemnified with respect to such action or failure to act, (c) in the event Employer makes a good faith determination that Executive is so disabled, for mental or physical reasons, that Executive is unable to satisfactorily perform his duties hereunder for an aggregate of 180 days during any period of 12 consecutive months, or (d) the death of Executive.

         10.3 Termination of Executive for Cause pursuant to this Section 10 shall be communicated by a notice of termination.

11.  EXPENSES

         The Company shall reimburse Executive for reasonable expenses incurred by him in connection with the performance of his duties hereunder upon presentation to it by Executive from time to time of an itemized account of such expenditures in accordance with the Company's procedures as in effect from time to time.

12.  NONDISCLOSURE; NON-COMPETE; INVENTIONS

         12.1 "Confidential Information" Defined. As used in this Section 12, the term "Confidential Information" shall mean any and all information (verbal

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                                                                    Exhibit 10.6

and written) relating to the Company, any of its subsidiaries or any of its activities, other than such information which can be shown by Executive to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of a breach of the provisions of Section 12.2 below, including, but not limited to, information relating to: technology; research; test procedures and results; machinery and equipment; manufacturing processes; financial information; products; identity and description of raw materials and services used; purchasing; costs; pricing; engineering; customers and prospects; marketing; and selling and servicing.

         12.2. Nondisclosure of Confidential Information. Executive shall not, at any time during the term of his employment by the Company (other than as may be required in connection with the performance by him of his duties hereunder) or thereafter directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever.

         12.3 Non-compete Covenant. Executive shall not, during the period of his employment by the Company and, unless Executive has terminated this Agreement for Good Reason, for a period of 12 months thereafter, directly or indirectly (a) engage in any business (whether as owner, manager, operator, lender, partner, shareholder, licensor, licensee, joint venturer, employee, consultant or otherwise) in which the Company or any of its then subsidiaries is or has been engaged (or is actively considering engaging) during the term of Executive's employment by the Company in any geographic area in which the Company or any of its respective subsidiaries is so engaged or is actively considering engaging, or (b) take any other action which constitutes an interference with or a disruption of the activities of the Company or any of its subsidiaries. Notwithstanding the foregoing, Executive shall be permitted to own (as a passive investment) not more than 1% of any class of securities which is registered under the Securities Exchange Act of 1934, as amended: provided, however, that said 1% limitation shall apply to the aggregate holdings of Executive and all other persons and entities with whom Executive has agreed to act for the purpose of acquiring, holding, voting or disposing of such securities.

         12.4 Certain Activities. For purposes of clarification, but not of limitation, Executive hereby acknowledges and agrees that the provisions of
Section 12.3 shall serve as a prohibition against him, during the period referred to therein, directly or indirectly, hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any officer, employee, agent, lessor, lessee, licensor, licensee, customer, prospective customer or supplier of the Company or any of its subsidiaries to discontinue or alter his, her or its relationship with the Company or any of its subsidiaries.

         12.5 Inventions. Executive shall assign, transfer, convey and deliver to the Company, and hereby does assign, transfer, convey and deliver to the Company, all right, title and interest in and to all ideas, concepts, inventions, devices and improvements which pertain to methods, apparatus, designs, products, processes, devices or services sold, leased, used under consideration or development by the Company or any of subsidiaries, or which otherwise relate or pertain to the business, functions or operations of the Company or any of its subsidiaries, whether or not patentable or copyrightable (collectively called "Inventions"), and in and to any and all patents,

                                                                    Exhibit 10.6

copyrights,   trademarks  and  other   protection   with  respect   thereto  and
applications therefor (including continuations, continuations-in-part, divisions, reissues, renewals and extensions) for all countries relating to such Inventions, that Executive, either alone or with others, may make, conceive or reduce to practice during the term of Executive's employment by the Company (it being agreed that any Invention disclosed by Executive within one year following the termination of Executive's employment by the Company shall be deemed to fall within the provisions of this Section 12.5 unless proved by Executive to have been first conceived, made and reduced to practice following the termination of his employment by the Company). Executive shall (i) promptly communicate and disclose to the Company all information, data and details concerning all Inventions, and (ii) during the term of Executive's employment by the Company and at any time thereafter, execute all papers and perform all acts, and cooperate with the Company and its counsel in any other way which, in the sole view of the Company, is necessary and proper to more fully effectuate the provisions of this Section 12.5. All expenses in connection with the obligations of Executive under this Section 12.5 shall be borne by the Company or its nominee.

         12.6 Records. During the period of his employment by the Company, Executive shall make and maintain adequate and current written records of all Inventions, in the form of notes, sketches, drawings and/or reports relating thereto, which records shall be and shall remain the property of the Company and shall be available to the Company at all times. Upon termination of the Executive's employment for any reason whatsoever, all documents, records, notebooks and other materials which refer or relate to any aspect of the business which are in the possession of Executive, including all copies thereof, shall be promptly returned to the Company.

         12.7 Injunctive Relief, etc. The parties hereto hereby acknowledge and agree that (i) the Company would be irreparably injured in the event of a breach by Executive of any of his obligations under this Section 12, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which Executive may have against the Company or its subsidiaries, whether under this Agreement or otherwise, shall not be a defense to the enforcement by the Company of any of its rights under this
Section 12.

         12.8 Scope of Restriction. It is the intent of the parties hereto that the covenants contained in this Section 12 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought (Executive hereby acknowledging that said restrictions are reasonably necessary for the protection of the Company). Accordingly, it is hereby agreed that if any of the provisions of this Section 12 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of said provision in any other jurisdiction.

         12.9  Nonexclusivity.  The undertakings of Executive  contained in this
Section 12 shall be in addition to, and not in lieu of, any obligations which he may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise.

                                                                    Exhibit 10.6

13.  CAPACITY, ETC.

         Executive hereby represents and warrants to the Company that: (a) Executive has full power, authority and capacity to execute and deliver this Agreement, and to perform Executive's obligations hereunder, (b) said execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he is a party or otherwise bound, and (c) this Agreement is his valid and binding obligation in accordance with its terms.

14.  NOTICES.

         All notices or communications hereunder shall be in writing addressed as follows:

                  To the Company:
                           425B Oser Avenue
                           Hauppauge, NY  11788

                  To Executive:
                           19 Arcadia Drive
                           Dix Hills, NY 11746

         Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

15.  SEPARABILITY, LEGAL FEES

         If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. The Company shall pay all legal fees and other fees and expenses which Executive may incur in entering into this Agreement, if executed (provided the amount of such legal fees shall not exceed $1,000), or in obtaining, or attempting to obtain compensation or other benefits under this Agreement.

16.  INDEMNIFICATION

         The Company shall indemnify and hold harmless the Executive from and against any and all damage, loss, liability or expense (including reasonable attorneys' fees which shall be advanced by the Company) arising out of or with respect to the performance of his duties hereunder in his capacity as an officer and employee of the Company (or any subsidiary or affiliate thereof) to the maximum extent permitted by law. The Executive shall notify the Company of any claim by any third party coming to his attention which could result in any liability on the Company's part. The Company shall have the right to conduct the

                                                                    Exhibit 10.6

defense against any such claim with counsel of its selection. The obligations of the Company under this Section 16 shall continue following the termination of this Agreement and/or the termination of employment of the Executive with the Company.

17.  BINDING EFFECT, ASSIGNMENT

              (a) This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive or by the Company. The Company shall not assign this Agreement to any successor or assign of the Company without the written consent of Executive.

              (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

18.  GOVERNING LAW

         This Agreement shall be construed, interpreted, and governed in accordance with the laws of the state of New York (without giving effect to those laws which would require the application of the substantive law of another jurisdiction).

19.  ARBITRATION

         Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in New York, New York and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

20.  ENTIRE AGREEMENT

         This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understanding between the Company and Executive with respect to the subject matter hereof. This Agreement may be amended at any time by mutual written agreement of the parties hereto. This Agreement shall supersede the employment agreement dated as of July 1, 2001 between the Company and the Executive.

                                                                    Exhibit 10.6

21.  HEADINGS

         The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Executive has hereunto set his hand effective as of the date set forth above.


                                               GLOBAL PAYMENT TECHNOLOGIES, INC.


                                               By:_____________________________
                                               Name:
                                               Title:


                                               ________________________________
                                                           Thomas Oliveri